Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the previously filed Registration Statements on Form S-8 (Nos. 333-139955, 333-150968 and 333-164264) of MSB Financial Corp. (the “Company”) of our report dated September 28, 2010, on the Company’s consolidated financial statements as of June 30, 2010 and 2009, and for each of the years then ended, as included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010.

Clark, New Jersey
September 28, 2010